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                                                                   EXHIBIT 10.14

                         AGREEMENT TO PURCHASE PROPERTY

          THIS AGREEMENT TO PURCHASE PROPERTY ("Agreement") is made and entered into this 8th day of April, 1998, by and between THRIFT SHOPS OF NORTH LAUDERDALE, INC., a Florida corporation, d/b/a THINK THRIFT! ("Purchaser"), and SAMUEL M. AND HELENE SOREF JEWISH COMMUNITY CENTER, INC., a Florida not-for-profit corporation ("Charity").

                                   WITNESSETH

          WHEREAS, Purchaser is a corporation that is engaged in the business of purchasing and selling items of salvageable property and merchandise, including, but not limited to, clothing, household goods and furnishings, appliances, bric-a-brac and various other goods (hereinafter referred to as "Property"); and

          WHEREAS, the Charity is duly qualified and is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and donations made to the Charity are qualified for the charitable income tax deduction provided in Section 170 of the Code; and

          WHEREAS, the Charity, directly or through its agents, is actively engaged in the solicitation of Property as contributions to the Charity and desires to sell the Property to Purchaser; and

          WHEREAS, Purchaser and the Charity mutually agree that it would be in each of their best interests to enter into a formal agreement describing their mutual obligations.

          NOW, THEREFORE, in consideration of the agreement and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. (a) Charity hereby agrees to sell, and Purchaser hereby agrees to purchase, all Property contributed to Charity, excluding cars and boats for such price and on such conditions as are hereafter set forth. The Charity agrees that it shall sell all property contributed to it and not otherwise used by Charity in furtherance of its exempt purposes to Purchaser.

                   (b) The Charity agrees to deliver or cause to be delivered to Purchasers at the address set forth in Section 19 hereof, all Property contributed to Charity or to such other address or addresses within Broward County as may be hereafter designated by Purchaser.

          2. The term of this Agreement shall be for a period of five (5) years, commencing on April 1, 1998 and terminating on March 31, 2003, with one (1) five (5) year renewal option,




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   commencing on April 1, 2003, unless sooner terminated or extended pursuant to the terms and conditions of this Agreement.

          3. Simultaneous with the execution hereof, and in consideration of Purchaser agreeing to purchase the Property during the term of this Agreement, Charity shall transfer to Purchaser all of Charity's right, title and interest in and to all items of tangible personal property (including all furniture and equipment) located at the thrift store presently operated by the Charity at 3871 N.W. 19th Street, Lauderdale Lakes, Florida 33311 ("Existing Store"). Purchaser shall remove all desired items of tangible personal property from the Existing Store by April 25, 1998 at Purchaser's sole expense.

           4. So as to maximize the volume of Property available to be sold to Purchaser, the Charity hereby agrees to contract with a professional solicitor ("Solicitor") to solicit the public for contributions of Property to the Charity. This Agreement may be cancelled by Purchaser upon ten (10) days notice if Charity shall fail to obtain and maintain the services of a Solicitor during the term of the Agreement. The Purchaser hereby agrees to make direct payments on behalf of and for the benefit of Charity, of any sums to which the Solicitor may be entitled under the Agreement between Charity and Solicitor, and deduct same from the amounts otherwise payable to Charity. The Charity shall designate in writing any instructions as to payments to be made to Solicitor.

          5. Both parties contemplate that the primary Property available for sale shall be furniture. The parties hereby agree that it is burdensome and impractical to separately track and account for clothing and other miscellaneous goods that might be acquired by the Purchaser from the Charity, and therefore, the Purchase Price has been calculated taking into account that, from time to time, there will be goods other than furniture sold by the Charity to Purchaser. Because it is not possible to separately value each item of Property and because the subsequent resales of furniture are separately traceable by Purchaser, the parties have agreed that the purchase price to be paid for the Property ("Purchase Price") shall include reimbursement of all expenses incurred in soliciting and collecting the goods plus an amount equal to $1,000 plus the greater of (i) One Thousand Dollars ($1,000) per month, or
  (ii) ten percent (10%) of all "furniture" (as hereinafter defined) sold by Purchaser. Purchaser agrees to maintain a separate sales code as part of its sales and accounting system to track the sale of furniture, regardless of whether such furniture was acquired by Purchaser from Charity or otherwise. For purposes of this Agreement, the term "furniture" shall not include bed mattresses purchased by Purchaser from sources other than the Charity. The parties further agree that the Purchase Price has been determined to be fair and reasonable, taking into account the wide variation in the quantity and quality of the Property to be sold by Charity to Purchaser, and the difficulty in valuing such Property. Purchaser shall keep records of all sales made of and allow the Charity (or any third-party designated by the Charity) during normal business hours, to inspect its books and records of all sales of furniture made to ensure correct computation of the payments due the Charity.


          6. The monthly payment provided pursuant to Section 5 hereof shall be paid to the Charity within twenty (20) days following the end of each month or sooner if possible.



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          7. Both parties agree that nothing contained herein shall constitute or be deemed to have created a partnership, joint venture or other business association between the parties, nor shall Purchaser be considered an agent or an employee of the Charity or the Charity be considered an agent or employee of the Purchaser.

          8. If a claim or lawsuit is brought by a third party against the Charity or Purchaser in connection with this Agreement, the party against whom the claim is made shall immediately notify the other of the outstanding claim and provide to the other the opportunity to assist in resolving the same, whether by negotiation or litigation. Nothing herein shall preclude either party from retaining its own attorney to defend any such action.

          9. In the event that either party is reasonably prevented from carrying on the transactions described herein by reason of the enforcement of any ordinances, statutes, laws, rules or regulations of any public utility, city, county, state or federal governmental authority, then the parties hereto shall be excused from the obligations provided herein, but shall resume those obligations when business is resumed; provided, however, that in the event of such interruption in business activities as described above, Purchaser shall have the right, in its sole discretion, to cancel this agreement upon thirty
  (30) days prior written notice to the Charity. Both parties will at all times use diligence to remove promptly any obstacle to their carrying on the business described herein.

          10. The Charity recognizes and agrees that Purchaser has the right to purchase and sell Property from (and to) wherever and whomever the Purchaser chooses. Purchaser specifically agrees it will not use the name of the Charity to promote, induce or entice the public or any person, in any manner or form, to purchase at retail or wholesale the merchandise purchased from the Charity herein.

          11. Purchaser agrees that it will carry a comprehensive public liability and property damage insurance in the amount of at least One Million Dollars ($1,000,000) public liability and at least One Million Dollars ($1,000,000) property damage, and will name the Charity as an additional insured on said policies, insuring the Charity as well as the Purchaser against any claim for public liability or property damage and in connection with the operation of any motor vehicle used, and in connection with any loss from fire, flood, theft or other natural or human perils. The Purchaser hereby agrees to indemnify and hold the Charity harmless against any liability, as occasioned by the acts of the Purchaser, its agents or representatives, in connection with the performance of this Agreement, whether or not covered by insurance. Said indemnification shall include attorneys' fees and the costs of the defense of any action.

          12. In the event that either of the parties defaults or violates any of the provisions of this Agreement, the complaining party shall deliver to the other party written notice stating the breach, and the defaulting party shall have thirty (30) days from the receipt of such written notice within which to comply with the terms of this Agreement.



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            13. Notwithstanding any term or condition to the contrary contained herein, Purchaser, may, at its option, terminate this Agreement by giving the Charity sixty (60) days prior written notice. Notwithstanding any term or condition to the contrary contained herein, the Charity may terminate this Agreement by giving the Purchaser not less than one hundred eighty (180) days prior written notice. Upon receipt of all payments then due and owing at the end of the above-mentioned periods, both parties shall be discharged of their obligations under this Agreement.

            14. In the event of any dispute between the Charity and the Purchaser arising out of this Agreement, each party shall pursue arbitration in accordance with the Commercial Rules of the American Arbitration Association. Each party shall select one arbitrator, which arbitrators shall select a third arbitrator. A decision of two of the arbitrators shall be deemed to be conclusive and binding upon each party. All costs associated with the arbitration shall be paid as determined by the arbitrators; however, for the purposes of initiating the arbitration proceedings, the party electing arbitration shall advance the costs. The submission of any controversy arising under this Agreement to arbitration shall be in such a manner as is provided for in accordance with the Commercial Rules of the American Arbitration Association and the laws of the State of Florida.

            15. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees and all sales tax thereon, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

            16. The Agreement shall also be subject to immediate cancellation by the Charity in the event (a) the Purchaser takes advantage of any law for the benefit of debtors, or if any execution or levy shall be issued against the Purchaser or Purchaser's effects, or insolvency, bankruptcy or judicial insolvency by the Purchaser, or (b), except as otherwise provided herein, Purchaser attempts to assign or sell this Agreement without the Charity's consent, which consent shall not be unreasonably withheld.

            17. Each party hereby agrees that in the event of any termination of this Agreement, then any Property on hand and unsold by the Purchaser may be sold pursuant to the terms and conditions of this Agreement.

            18. Each party hereto recognizes and agrees that the violation of any term, provision or condition of this Agreement may cause irreparable damage to the other parties which may be difficult to ascertain, and that the award of any sum of damages may not be adequate relief to such parties. Each party, therefore, agrees that, in addition to other remedies available in the event of a breach of this Agreement, any other party shall have a right to equitable relief, including, but not limited to, the remedy of specific performance.




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           19. Any notice, payment, or communication required or permitted to be given by any provision of this Agreement shall be deemed delivered, whether actually received or not, three (3) days after being deposited in a United States Postal Service Depository, postage prepaid, registered or certified return receipt requested, when received if sent by overnight courier, or by facsimile, if such facsimile is followed by a hard copy of the facsimiled communication, addressed to the parties as set forth below, or such other address as shall be specified by written notice delivered to the parties hereto, Any such notice shall be addressed as follows:

            If to Purchaser:           3200 North State Road 7
                                       Lauderdale Lakes, Florida 33319


            If to Charity:             6501 West Sunrise Boulevard
                                       Plantation, Florida 33313

           20. This Agreement, including any exhibits attached hereto and any documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

           21. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. Purchaser shall have the right to assign all or any portion of its interest in this Agreement to one or more affiliated corporations ("Affiliates") engaged in the business of the purchase and sale of Property. Any such assignment shall be evidenced by an addendum to this Agreement whereby such Affiliates shall agree to be bound by the terms and conditions hereof to the same extent as Purchaser, and thereafter all references to "Purchaser" shall include such Affiliates.

           22. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

           23. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

           24. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.



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            25. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

            26. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

            27. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement and also provided any appropriate corporate resolutions, by their respective officers, on the day and date first above written.

   Signed, sealed and delivered          THRIFT SHOPS OF NORTH LAUDERDALE, INC.,
   in the presence of:                   a Florida corporation


                                         By: /s/ Marc Douglas
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                                             Marc Douglas, Pres.

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                                         SAMUEL M. AND HELENE SOREF JEWISH
                                         COMMUNITY CENTER, INC., a Florida
                                         Not-For-Profit corporation


                                         By: /s/ Sid Kopperl
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                                             Sid Kopperl, V.P.

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This will act as an addendum to the Agreement between THRIFT SHOPS OF NORTH
LAUDERDALE, INC. D/B/A THINK THRIFT! and the SAMUEL M. & HELENE SOREF JEWISH COMMUNITY CENTER dated ___________.

In recognition of the fact that from time to time there may be people in need of either furniture, clothing or household furnishings, who are unable to pay the price for same, then the Soref JCC will give to such individuals a written voucher requesting such merchandise at no cost from Think Thrift! The particular items given shall be at the discretion of Think Thrift!

   Signed, sealed and delivered          THRIFT SHOPS OF NORTH LAUDERDALE, INC.,
   in the presence of:                   a Florida corporation


                                         By: /s/ Marc Douglas
   -------------------------------           ----------------------------------


   -------------------------------


                                         SAMUEL M. AND HELENE SOREF JEWISH
                                         COMMUNITY CENTER, INC., a Florida
                                         not-for-profit corporation


                                         By: /s/ Gail Shankman
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                                             Gail Shankman, Exec. Dir.

   -------------------------------